UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934
Precidian ETFs Trust
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	(see next page)

(State of incorporation or organization)	(IRS Employer Identification No.)

350 Main St., Suite 9
Bedminster, New Jersey	07921

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be so Registered

Shares of beneficial interest, no par value	NYSE Arca, Inc.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file numbers to which this form relates:
333-171987
Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURES

Item 1. Description of Registrant’s Securities to be Registered.
A description of the shares of beneficial interest, no par value, of the MAXISsm Nikkei 225 Index Fund, a separate series of the Precidian ETFs Trust (the “Trust”), to be registered hereunder is set forth in Pre-Effective Amendment No. 1 to the Trust’s Registration Statement under the Securities Act of 1933 and Pre-Effective Amendment No. 1 to the Trust’s Registration Statement under the Investment Company Act of 1940 on Form N-1A (Commission File Nos. 333-171987; 811-22524) (the “Registration Statement”), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.
The Trust’s investment portfolio to which this filing relates is the MAXIS Nikkei 225 Index Fund and its Internal Revenue Service Employer Identification Number is 27-4785289.
Item 2. Exhibits.
1. The Trust’s First Amended & Restated Declaration of Trust is included as Exhibit 28(a) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement, as filed with the Securities and Exchange Commission on June 13, 2011 and incorporated by reference herein.
2. The Trust’s By-Laws is included as Exhibit 28(b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement, as filed with the Securities and Exchange Commission on June 13, 2011 and incorporated by reference herein.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PRECIDIAN ETFS TRUST
July 5, 2011	/s/ Daniel J. McCabe
	Name:	Daniel J. McCabe
	Title:	President